EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

AESP, Inc.
North Miami, Florida

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-105727) and Form S-3 (333-107501) of our report dated March 23, 2004, relating to the consolidated financial statements and schedule of AESP, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Miami, Florida

March 26, 2004

BDO Seidman, LLP